CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Quaker Investment Trust and to the use of our report dated August 29, 2024 on the financial statements and financial highlights of CCM Affordable Housing MBS ETF, a series of Quaker Investment Trust. Such financial statements and financial highlights appear in the 2024 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT WELLER & BAKER LLP

Philadelphia, Pennsylvania

October 28, 2024